UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2005

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

7 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 496-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2005, Jackson Hewitt Tax Service Inc. (the “Company”), Jackson Hewitt Inc. (“JHI”) and Wachovia Bank, National Association (“Wachovia”) entered into a Credit Agreement, pursuant to which Wachovia agreed to establish a revolving line of credit in favor of JHI in the aggregate principal amount of up to $50 million to supplement JHI’s existing revolving credit facility. The Credit Agreement will not become effective until the first business day following JHI’s payment in full of the $175 million floating senior rates notes (the “Notes”) due June 25, 2009, issued pursuant to the Note Purchase Agreement, dated as of June 21, 2004, by and among the Company, JHI and the respective purchasers named therein (the “Note Purchase Agreement”).

Under the terms of the Credit Agreement, JHI may borrow an aggregate principal amount of up to $50 million, in increments of not less than $3 million. The interest payable on the unpaid principal amount of any amount borrowed under the credit facility shall be calculated at a rate equal to the LIBOR Market Index Rate plus 1.25% from the date of the loan until such principal amount is paid in full. JHI may prepay any loans, in whole or in part, upon one business day’s prior written notice to Wachovia. The Credit Agreement will terminate by no later than January 31, 2006. The Credit Agreement incorporates by reference certain terms and conditions set forth in the Company’s existing Credit Agreement, dated as of June 21, 2004, by and among the Company, JHI, the respective lenders thereto and JPMorgan Chase Bank (“Original Credit Agreement”).

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2005, JHI gave notice to the respective purchasers of the Notes that it intends on June 27, 2005 to prepay in full the principal amount of $175 million of the Notes.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 2, 2005, the Company issued a press release announcing its fiscal year 2005 results. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 26, 2005, the Company’s Board of Directors adopted an amendment to Article III, Section 4 of the Company’s By-Laws to allow two or more of the Company’s directors, in addition to the President or the Chairman of the Board, to call a special meeting of the Board.

ITEM 8.01	OTHER ITEMS

The Company is currently negotiating with a syndicate of banks to provide a new, unsecured credit facility that the Company intends to use to replace the Credit Agreement and Original Credit Agreement.

On June 2, 2005, the Company announced that its first annual shareholder meeting will be held on September 20, 2005.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	(c)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

	By:	/s/ Mark L. Heimbouch

Mark L. Heimbouch
Senior Vice President and Chief Financial Officer

Date: June 2, 2005

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated June 2, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 2, 2005: Jackson Hewitt Reports Fiscal Year 2005 Results